As filed with the Securities and Exchange Commission
on May 24, 2006

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BENTLEY PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-1513162
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

Bentley Park, 2 Holland Way, Exeter, New Hampshire	03833
(Address of Principal Executive Offices)	(Zip Code)

Bentley Pharmaceuticals, Inc.

Amended and Restated 2005 Equity and Incentive Plan

(Full title of Plans)

JAMES R. MURPHY
Chairman and Chief Executive Officer
Bentley Pharmaceuticals, Inc.
Bentley Park, 2 Holland Way
Exeter, New Hampshire 03833
(Name and address of agent for service)

(603) 658-6100
(Telephone number, including area code, of agent for service)

with copies to:

NATHANIEL S. GARDINER, ESQ.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
(617) 239-0100

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered	price per share	offering price	registration fee
Common Stock, $.02 par value per share (1)	750,000(2)	$11.60(3)	$8,700,000(3)	$930.90

(1)             The shares include associated stock purchase rights that currently are evidenced by certificates for shares of Common Stock and that automatically trade with the shares.

(2)             Pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of Common Stock.

(3)             Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 19, 2006.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement Regarding Incorporation by Reference from Effective Registration Statement:

The Registrant hereby increases the number of shares of its Common Stock registered for issuance under its Amended and Restated 2005 Equity and Incentive Plan by 750,000 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-126651) filed with the Securities and Exchange Commission on July 15, 2005.

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Exeter, New Hampshire, on the 23rd day of May, 2006.

BENTLEY PHARMACEUTICALS, INC.

By:	/s/ James R. Murphy
James R. Murphy Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Bentley Pharmaceuticals, Inc., hereby severally constitute and appoint James R. Murphy and Michael D. Price and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James R. Murphy	Chairman, Chief	May 23, 2006
James R. Murphy	Executive Officer, and Director (Principal Executive Officer)

/s/ Michael D. Price	Vice President, Chief	May 23, 2006
Michael D. Price	Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

Signature	Title	Date

/s/ Michael McGovern	Director	May 23, 2006
Michael McGovern

/s/ Miguel Fernandez	Director	May 23, 2006
Miguel Fernandez

/s/ John W. Spiegel	Director	May 23, 2006
John W. Spiegel

/s/ F. Ross Johnson	Director	May 23, 2006
F. Ross Johnson

/s/ Edward J. Robinson	Director	May 23, 2006
Edward J. Robinson

EXHIBIT INDEX

Exhibit
Number	Description
4.1(a)

Articles of Incorporation of the Registrant, as amended and restated. (Reference is made to Appendix B to the Registrant’s Definitive Proxy Statement for the Annual Meeting of Stockholders filed on May 18, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference).

4.1(b)

Amendment of Restated Articles of Incorporation of the Registrant. (Reference is made to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004, Commission File No. 1-10581, which exhibit is incorporated herein by reference).

4.2

Bylaws of the Registrant, as amended and restated. (Reference is made to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004, Commission File No. 1-10581, which exhibit is incorporated herein by reference).

4.3

Renewed Rights Agreement dated as of December 21, 2004 between Bentley Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including the form of Rights certificate as Exhibit B thereto and the Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit C thereto. (Reference is made to Exhibit 4.1 to the Registrant’s Form 8-K, filed on December 21, 2004, Commission File No. 1-10581, which exhibit is incorporated herein by reference).

5.1	Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm. Filed herewith.

24.1	Power of Attorney (contained on the signature page hereto).